UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 6, 2009

MMR INFORMATION SYSTEMS, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

468 NORTH CAMDEN DRIVE, 2nd FLOOR BEVERLY HILLS, CA		90210
(Address of Principal Executive Offices)		(Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2009, the Board of Directors of MMR Information Systems, Inc. (the "Company"), upon recommendation of the Compensation Committee, approved the issuance of an option grant (the "Option") to Robert H. Lorsch, the Company's President, Chairman and Chief Executive Officer, pursuant to the terms of Mr. Lorsch's employment agreement with the Company, dated January 27, 2009. Mr. Lorsch's employment agreement provided that, each year during the term of Mr. Lorsch's employment with the Company, Mr. Lorsch is entitled to a grant or grants of stock options as determined by the Board of Directors. However the option grant was not considered until the August 6, 2009 meeting. The Option entitles Mr. Lorsch to purchase up to 3,000,000 shares of Company common stock per year for the three year term of the employment agreement, at an exercise price of $0.125 per share, which was the closing price of the Company's common stock as reported on the Over the Counter Bulletin Board on August 6, 2009. 3,000,000 shares are being vested as of the date of grant for the period from January 27, 2009 through January 27, 2009, 3,000,000 shares vest on January 27, 2010, and the remaining 3,000,000 shares will vest on January 27, 2011. The foregoing description of the Option does not purport to be complete and is qualified in its entirety by reference to the Stock Option Agreement between Mr. Lorsch and the Company, which will be filed as an exhibit to the Company's next periodic report. The Option agreement has a five year term.

Also on August 6, 2009, the Board of Directors approved the issuance of 707, 016 shares of Common Stock (the "Shares") to Naj Allana, the Company's Chief Financial Officer and Senior Vice President. The Shares were issued to Mr. Allana in consideration of Mr. Allana agreeing to allow the Company defers payments of salaries under the terms of the Allana employment agreement. The Shares were issued to Mr. Allana in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the "Securities Act"), and the rules promulgated thereunder. At the time of their issuance, the Shares will be deemed to be restricted securities for purposes of the Securities Act and the certificates representing the Shares shall bear legends to that effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   August 12, 2009

MMR INFORMATION SYSTEMS, INC. By: /s/ ROBERT H. LORSCH Name: Robert H. Lorsch Title: Chairman, President and Chief Executive Officer